EXHIBIT 10.2


                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT



            THIS AMENDMENT ("Amendment"), dated as of December 23, 2005, between SIX FLAGS, INC., a Delaware corporation, SIX FLAGS OPERATIONS INC., a Delaware corporation (together with Six Flags, Inc., the "Company"), and JAMES F. DANNHAUSER (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Executive currently serves as the Chief Financial Officer of the Company;

            WHEREAS, the Executive and the Company are parties to an Employment Agreement, dated as of December 31, 2003 (the "Employment Agreement"); and

            WHEREAS, the Executive and the Company desire to amend the Employment Agreement on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

            1. Termination Effective April 1, 2006. Notwithstanding any provision in the Employment Agreement to the contrary, the Executive shall continue his employment as the Chief Financial Officer of the Company from the date hereof until April 1, 2006, and neither the Executive nor the Company shall terminate the Executive's employment prior to April 1, 2006; provided, however, that the Company may terminate the Executive's employment for Cause (as defined in Section 1(b) hereof) in accordance with Section 10(c) of the Employment Agreement. Either the Executive or the Company may terminate the Executive's employment effective April 1, 2006 (but not prior to such date) upon the provision of no less than fifteen (15) days' written notice to the other party.

                  (b) For purposes of the proviso in Section 1(a) hereof, "Cause" shall mean (i) the conviction of the Executive of a crime which constitutes a felony involving moral turpitude under applicable law or by the entering by him of a plea of guilty or nolo contendere with respect thereto or
(ii) the commission by the Executive of any act involving fraud, intentional misappropriation of Company funds or other intentional misconduct materially injurious to the Company.

            2. Effect of Termination Effective April 1, 2006. In the event the Executive's employment is terminated in accordance with Section 1 hereof:

                  (a) The Company shall pay the Executive, by wire transfer on April 1, 2006 (or, if required by Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended, on October 1, 2006) to an account designated by the Executive, $5.25 million.

                  (b) The Company shall pay the Executive the Base Salary then in effect through April 1, 2006. For avoidance of any doubt, the Base Salary from and after January 1, 2006 shall be payable at a rate of $850,000 per annum.

                  (c) The Company shall grant, effective immediately prior to the effectiveness of the termination of the Executive's employment with the Company, to the Executive under the 2001 Plan a stock option (the "Stock Option") to purchase 75,000 shares of the Company's Common Stock. The Stock Option shall have an exercise price per share equal to the fair market value (as defined in the 2001 Plan) of a share of Common Stock on the date of grant, shall be fully vested and exercisable on April 1, 2006, shall be exercisable for a period of 90 days after April 1, 2006, and shall have such other terms and conditions, not inconsistent with the foregoing or with any other provision of the Employment Agreement or this Amendment, as are customarily contained in the grant letters under the 2001 Plan heretofore issued by the Company. In the event of a stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, reorganization, liquidation or other comparable changes or transactions of or by the Company, an appropriate adjustment to the number of shares of Common Stock into which the Stock Option is exercisable shall be made to give proper effect to such event.

            In addition, all Options previously granted to the Executive prior to April 1, 2006, including the Subsequent Option to purchase 75,000 shares of the Company's Common Stock to be granted under Section 5(d) of the Employment Agreement on January 2, 2006, shall be fully vested and exercisable as of April 1, 2006. Such Options, and any other stock options previously granted to the Executive to the extent exercisable on April 1, 2006, shall be exercisable for a period of 90 days after April 1, 2006, and shall be subject to adjustment as provided in this Section 2(c).

                  (d) The Company shall grant, effective immediately prior to the effectiveness of the termination of the Executive's employment with the Company, to the Executive 25,000 shares of the Company's Common Stock (the "Shares"). The Shares shall not be subject to any restrictions and no Restriction Period shall apply to the Shares. Share certificates evidencing such Shares shall be delivered to the Executive as promptly as practicable after the Termination Date.

            In addition, the Restriction Period with respect to all Restricted Shares previously granted to the Executive prior to April 1, 2006, including the 25,000 Additional Restricted Shares to be granted under Section 9(a) of the Employment Agreement on January 2, 2006, shall automatically and immediately expire as of April 1, 2006. To the extent not previously delivered to the Executive, share certificates evidencing such Restricted Shares, and any other Restricted Shares previously granted to the Executive as to which the Restriction Period had expired prior to April 1, 2006, shall be delivered to the Executive as promptly as practicable after April 1, 2006.

                  (e) The Company shall pay or provide the Executive any amounts earned, accrued or owing but not yet paid under Sections 6 or 7 of the Employment Agreement.

                  (f) The Executive shall be entitled to:

                        (i) continued participation through June 30, 2006 at the Company's expense in medical, dental and hospitalization insurance coverage and in all other employee benefit plans and programs in which he was participating on April 1, 2006; and

                        (ii) other or additional benefits in accordance with applicable plans and programs of the Company.

            3. Golden Parachute Payment Excise Tax Gross-Up. Section 10(g) of the Employment Agreement is hereby amended and restated in its entirety as follows:

            "In the event that the Executive receives any payments or other benefits pursuant to Section 10(e) hereof or Section 2 of the Amendment to this Agreement, dated as of December 23, 2005 (the "Amendment"), including accelerated issuance or vesting of Restricted Stock, Options or other stock options, then the Company shall pay the Executive any additional amounts that are required to be paid by the Executive as excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, in respect to the aggregate of all payments or benefits made or provided to the Executive under Section 10(e) hereof, Section 2 of the Amendment, this Section 10(g) or otherwise under this Agreement, any amendment thereto or under any other plans or programs of the Company."

            4. Non-Disparagement. (a) Following the Term, the Executive shall take no action which is intended or would reasonably be expected to damage or otherwise diminish the reputation of the Company or any of its Subsidiaries, Affiliates, officers or directors, or lead to unwanted or unfavorable publicity to the Company or any of its Subsidiaries, Affiliates, officers or directors.

                  (b) Following the Term, the Company shall make no public statement, and shall direct its officers and directors not to take any action or make any statement, which is intended or would reasonably be expected to damage or otherwise diminish the Executive's reputation, or lead to unwanted or unfavorable publicity to the Executive.

                  (c) Notwithstanding the obligations of this Section 4 or any other obligation to the contrary, the Executive and the Company are permitted to provide truthful and accurate information if required by any court or government agency or body or as otherwise required by law.

            5. Releases. Effective as of the date of termination of the Executive's employment with the Company and as a condition to the payment of benefits set forth in Sections 2(a), 2(c), 2(d) and 2(f)(i) of this Amendment, the Executive shall execute a release agreement in the form annexed as Exhibit
A. Effective as of the date of termination of the Executive's employment with the Company, the Company also shall execute a release agreement in the form annexed as Exhibit A.

            6. Bonus. For avoidance of any doubt, the Executive shall receive the Bonus with respect to the Company's fiscal year ending December 31, 2005 in accordance with Section 5(b) of the Employment Agreement.

            7. Employment Agreement. Except as otherwise amended hereby, the Employment Agreement shall remain in full force and effect in accordance with its terms. Upon execution of this Amendment, the Binding Term Sheet between the parties dated December 13, 2005 shall be of no further force or effect.

            8. Other. Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Employment Agreement.

            9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

            (The remainder of this page is intentionally left blank.)

            IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed in its corporate name, and the Executive has manually signed his name hereto, all as of the day and year first above written.



                                    SIX FLAGS, INC.
                                    SIX FLAGS OPERATIONS INC.



                                    By:  /s/ Mark Shapiro
                                       ------------------------------------
                                       Name:   Mark Shapiro
                                       Title:  Chief Executive Officer




                                       /s/  JAMES F. DANNHAUSER
                                    ---------------------------------------
                                    JAMES F. DANNHAUSER

                                    Exhibit A

                                RELEASE AGREEMENT

            THIS RELEASE AGREEMENT (the "Release Agreement"), dated as of _______ __, 200_, between SIX FLAGS, INC., a Delaware corporation, SIX FLAGS OPERATIONS INC., a Delaware corporation (together with Six Flags, Inc., the "Company"), and JAMES F. DANNHAUSER (the "Executive").

                               W I T N E S E T H:
                               - - - - - - - - -

            WHEREAS, the Executive and the Company are parties to an Employment Agreement, dated as of December 31, 2003 (the "Employment Agreement");

            WHEREAS, the Executive and the Company have entered into an amendment, dated as of December 13, 2005, which amends the Employment Agreement on the terms and conditions specified therein (the "Amendment"); and

            WHEREAS, the Executive's employment terminated as of the date hereof.

            NOW, THEREFORE, in consideration of the parties' entry into the Amendment, and for other good and valuable consideration, it is hereby agreed as follows:

            1. The Executive hereby releases and discharges the Company, each of its Subsidiaries and Affiliates, and their respective past and present officers, directors, shareholders, employees and agents (but only in their capacities as such) (the "Company Releasees") from any and all claims and causes of action, known or unknown, asserted or unasserted, which the Executive has or may have against the Company Releasees for compensation and benefits existing at any time on or prior to the date hereof, other than pursuant to (i) the Employment Agreement, as amended, (ii) the Indemnity Agreement, dated as of September 16, 2004, between Six Flags, Inc. and the Executive (the "Indemnity Agreement"), and
(iii) each other benefit plan or arrangement in which the Executive has participated during his employment with the Company, as reflected on the books and records of the Company. The foregoing release does not include the Executive's right to enforce the terms of the Employment Agreement, as amended, or the Indemnity Agreement.

            2. The Company, on behalf of itself, each of its Subsidiaries and Affiliates, and their respective past and present officers, directors, shareholders, employees and agents (but only in their capacities as such), hereby releases and discharges the Executive, his heirs, executors and assigns (hereafter, the "Executive Releasees") from any and all claims and causes of action, known or unknown, asserted or unasserted, which the Company and each Subsidiary and Affiliate, or any of them, have or may have against the Executive Releasees for (i) conduct, acts or omissions by the Executive occurring or existing at any time on or prior to the date hereof to the extent that such conduct, acts or omissions constitute gross negligence or any lesser standard of culpability on the part of the Executive in the performance of his duties and obligations (x) as Chief Financial Officer of the Company, (y) as a director, officer or employee of the Company, its Subsidiaries and its Affiliates, and their respective predecessors, and (z) as a fiduciary, trustee or member of any committee with respect to any employee benefit or compensation plan or program of the Company, its Subsidiaries and its Affiliates, and their respective predecessors, or (ii) claims by the Company arising under the Employment Agreement, as amended, other than pursuant to Section 13 of the Employment Agreement and Section 4 of the Amendment, existing at any time on or prior to the date hereof.

            3. For purposes of this Release Agreement:

                  (a) "Subsidiary" shall mean, in respect of any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (x) such person, (y) such person and one or more Subsidiaries of such person or (z) one or more Subsidiaries of such person.

                  (b) "Affiliate" of a person shall mean any other person that directly or indirectly controls, is controlled by, or is under common control with the person specified. For the purposes of this Release Agreement, "control," when used with respect to any person, shall mean the power to direct the management and policies of such person, whether through the ownership of securities, by contract or otherwise.

            4. This Release Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Release Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.


            (The remainder of this page is intentionally left blank.)

            IN WITNESS WHEREOF, the Company has caused this Release Agreement to be duly executed in its corporate name, and the Executive has manually signed his name hereto, all as of the day and year first above written.



                                    SIX FLAGS, INC.
                                    SIX FLAGS OPERATIONS INC.



                                    By:
                                       ---------------------------
                                       Name:
                                       Title:





                                    ------------------------------
                                    JAMES F. DANNHAUSER